SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2010
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation (“GFNA”) and its subsidiary Pac-Van, Inc., an Indiana corporation ("Pac-Van"), and GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

		Page
Item 3.03	Material Modification to Rights of Security Holders	1

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 3.03 Material Modification to Rights of Security Holders

On April 2, 2010, the GFN board of directors voted to approve a material amendment to certain of our outstanding warrants with an exercise price of $6.00. As of March 31, 2010, 5,072,380 warrants with an exercise price of $6.00 issued in connection with GFN’s initial public offering in April 2006 were outstanding.  Each of these warrants entitles the holder to purchase one share of GFN common stock at an exercise price of $6.00.  The warrants are redeemable by GFN under certain conditions.

These warrants were amended to extend the expiration date to 5:00 p.m. Pacific Daylight Time on June 30, 2010.  The previous expiration date was April 5, 2010.  In all other respects the terms and conditions of the warrants remain the same.

Item 8.01 Other Events

On April 2, 2010, GFN issued a press release which announced that the board of directors of GFN voted to extend the expiration date to 5:00 p.m. Pacific Daylight Time on June 30, 2010 for 5,072,380 of its warrants with an exercise price of $6.00.

A copy of the press release of GFN dated April 2, 2010 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of GFN dated April 2, 2010

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: April 2, 2010	By:	/s/ Christopher A. Wilson
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of April 2, 2010